Exhibit 3.1(e)

Business Number E0618822012 - 2 Filed in the Office of Filing Number 20255315965 Secretary of State State Of Nevada Filed On 11/17/2025 10:02:00 AM Number of Pages 6

10 : 0 2 : 28a . m . 11 - 17 - 2025 j Jl To: NV SOS Page: 4 of 8 2025 - 11 - 17 18 : 02 : 58 GMT Docusign Envelope ID : 7F3F2B34 - A937 - 4AD9 - 9A3E - 3CF8DF05CBFC From : Gilbert Bradsha � FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANT ro NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTTo NRs 78.403) Officer's Statement Time : (must not be later than 90 days after the certificate is filed) Date: . Effective Date and ime: (Optional) Changes to takes the following effect: ' • The entity name has been amended . J The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) C:J The purpose of the entity has been amended . oo The authorized shares have been amended . The directors , managers or general partners have been amended . , ·1 IRS tax language has been added. :.J Articles have been added. Articles have been deleted. I Other. The articles have been amended as follows : (provide article nLJmbers , if availablei) (attach additional page(s) i f necessary) . Information Being hanged: (Domestic orporations only) i Chief Executive Officer . Signature: Required) Signature of Officer or Authorized Signer Title x Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right g i ven to any class or series of outstanding shares , then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to lim i tations or rest.rictions on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) i f necessary) The Articles of Incorporation of Focus Universal Inc. are hereby amended and restated as set forth on the following pages [see attached Third Amended and Restated Articles of Incorporation dated November 17, 2025.] This form must be accompanied by appropriate fees. P a ge 2 of 2 Rev is ed : 9 / 1 / 202 3

c::J:o:o 22s. ;;;:,,:, , � J s I To: NV SOS Page : 5 of 8 2025 - 11 - 17 18 : 02 : 58 GMT Docusign Envelope ID : 7F3F2B34 - A937 - 4AD9 - 9A3E - 3CF8DF05CBFC From: Gilbert Bradsha � THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FOCUS UNIVERSAL INC. a Nevada corporation FIRST . The name of the corporation is Focus Universal Inc . (the " Corporation " ) . SECOND . The Corporation may maintain an office, or offices, in such other places within or outside the State of Nevada as may be from time to time designated by the Board of Directors or the Bylaws of the Corporation . The Corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada . THIRD . The objects for which this Corporation is formed are to engage in any lawful activity , including, but not limited to the following : a) Shall have such rights , privileges and powers as may be conferred upon corporations by any existing law . b) May at any time exercise such rights , privileges and powers, when not inconsistent with the purposes and objects for which this Corporation is organized . c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited , perpetually , or until dissolved and its affairs wound up according to law . d) Shall have power to sue and be sued in any court oflaw or equity . e) Shall have power to make contracts . t) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises . The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada , or in any other state, territory or country . g) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require , and to allow them suitable compensation . h) Shall have power to make Bylaws not inconsistent with the constitution or laws of the United States , or of the State of Nevada, for the management , regulation and government of its affairs and property , the transfer of its stock , the transaction of its business, and the calling and holding of meetings of its stockholders . i) Shall have power to wind up and dissolve itself , or be wound up or dissolved . j) Shall have power to adopt and use a common seal or stamp , and alter the same at pleasure . The use of a seal or stamp by the Corporation on any corporate documents is not necessary . The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document . k) Shall have the power to borrow money and contract debts when necessary for the transaction of its business , or for the exercise of its corporate rights . privileges or franchises, or for any other lawful purpose of its incorporation ; to iss ue bonds , promissory notes , bills of exchange . debentures, and other obligations and evidences of indebtedness , payable at a specified time or times , or payable upon the happening of a specified event or events , whether secured by mortgage, pledge or otherwise , or

1002 : 28a . m . 11 - 1 � 1 6 - I To : NV SOS Page: 6 of 8 2025 - 11 - 17 18 : 02 : 58 GMT Docusign Envelope ID . 7F3F2B34 - A937 - 4AD9 - 9A3E - 3CF8DF05CBFC 2 From : Gilbert Bradsha � unsecured, for money borrowed, or in payment for property purchased , or acquired, or for any other lawful object . I) Shall have power to guarantee, purchase, hold, sell , assign , transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of . or any bonds , securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government , and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote , if any . m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock . and use therefore its capital, capital surplus, surplus , or other property to fund . n) Shall have power to conduct business , have one or more otlices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States , the District of Columbia, and any foreign countries. o) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation , or any amendment thereat : or necessary or incidental to the protection and benefit of the Corporation , and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is simi lar in nature to the objects set forth in the certificate or articles of incorpora tion of the Corporation, or any amendments thereof p) Shall have power to make donations for the public welfare or for charitable , scientific or educational purposes . q) Shall have power to enter into pa 1 tnerships , general or limited , or joint ventures , in connection with any lawful activities, as may be allowed by law . FOURTH . The total number of shares that the Corporation is authorized to issue is l, l 00 , 000 , 000 shares of capita l stock , par value $ 0 . 001 per share . with 1 , 000 , 000 , 000 shares designated as common stock, par value $ 0 . 001 per share (the " Common Stock") and 100 , 000 , 000 shares designated as blank check preferred stock, par value $ 0 . 001 per share (the " Preferred Stock ") . Said shares may be issued by the corporation fro m time to time for such consideration as may be fixed by the Board of Directors . Preferred Stock may be issued from time to tim e in one or more series by the Board of Directors adopting resolution(s) providing for the issuance of such shares and by filing a certificate of designation to determine and fix the number of shares of such series and s uch voting powers, and such other designations , preferences and relative participating . optiona l or other specia l rights , and qualifications . limitations or r estrictions thereof , including withou t limitation thereof : dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions to the extent permitted by law . Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law . FIFTH . The governing board of the Corporation shall be styled as a " Board of Directors " and any member of such Board of Directors shall be known as " Directors" and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation , providing that the number of Directors shall not be reduced to fewer than one

10 : 02 : 2 8a . m . 11 - 1 7 - 2025 j - 7 - j To : NV SOS Page : 7 of 8 2025 - 11 - 17 18 : 02:58 GMT Docusign Envelope ID . 7F3F2B34 - A937 - 4 A D9 - 9A3E - 3CF8DF05CBFC 3 From: Gilbert Bradshav (1). The Board of Directors shall have five (5) members , and the name and address of the Directors shall be as follows: Name Desheng Wang Edward Lee Michael Pope Carine Clark Sean Warren Address 2311 East Locust Court , Ontario, California 91761 2311 East Locust Court , Ontario , California 91761 2311 East Locust Court , Ontario , California 91761 2311 East Locust Court, Ontario , California 91761 231 l East Locust Court, Ontario , California 91761 SIXTH. The capital stock , after the amount of the subscription price , or par v alue , has been aid in, shall not be subject to assessment to pay the debts of the Corporation . SEVENTH. The name and address of the registered agent of the Corporation in the State of Nevada is: Registered Agent Solution s, Inc . 187 E Warm Springs Roa d , Suite B Las Vegas , NV , 89119 , USA EIGHTH . The Corporation i s to have perpetual existence . NINTH . In furtherance and not in limitation of the powers confe1Ted b y the statute , the Board of Directors is e x pressl y authorized: a) Subject to the Bylaws , if any , adopted by the Stockholders , to make . alter or amend the Bylaws of the Corporation . b) To fix the amount to be reserved as working capital over and above its capital stock paid in ; to authorize and cause to be executed , mortgages and liens upon the real and per s onal property of this Corporation . c) By re s olution passed by a majority of the whole Board , to designate one (1) or more committees , each committee to consist of one or more of the Directors of the Corporation , which , to the e xtent pro v ided in the resolution , or in the Bylaw s of the Corporation , s hall have and may exercise the powers of the Board of Director s in the management of the busines s and affairs o f the Corporation . Such committee , or committees , shalJ ha v e such name, or names a s ma y be sta t ed in the B y laws of the Corporation , or as may be determined from tim e to time b y resolution adopted by the Board o f Dir e ctors . d) When and as a u thorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at lea s t a majority of the voting power gi v en at a Stockholders

10 : 02 : 28a . m . 11 - 17 - 2025 I Tl 4 To: NV SOS Page : 8 of 8 2025 - 11 - 17 18 : 02 : 58 GMT Docusign Envelope ID . 7F3F2834 - A937 - 4AD9 - 9A3E - 3CF8DF05CBFC From : Gilbert Bradsha � meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation . TENTH . No Stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereat 1 er authorized, or any bonds , debentures or securities conve 1 tible into stock . but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable . ELEVENTH . No Director or Officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer ; provided , however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78 . 300 of the Nevada Revised Statutes . Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification . TWELFTH . This Corporation reserves the right to amend, alter , change or repeal any provision contained in the Amended and Restated Articles of Incorporation . in the manner now or hereafter prescribed by statute, or by the Amended and Restated Articles of Incorporation � and all rights conferred upon Stockholders herein are granted subject to this reservation . IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Articles of Incorporation to be executed by a duly authorized ofi : icer on this 17 th day of November 2025 . Desheng Wang , Chief Executive Ofiicer